Exhibit 99.1
TALBOTS TO UPDATE INVESTORS ON COMPANY’S TRANSFORMATION
AND THREE-YEAR STRATEGIC PLAN AT INVESTOR MEETING
Company Outlines Initiatives to Drive Long-Term Sales Growth and Increase Profitability
- Targets Top-Line Sales Growth of 4% to 6% (CAGR) from 2010 through 2013 -
- Expects to Achieve Adjusted Operating Income of Approximately 12% in 2013 -
Company Updates Outlook for Third Quarter and Full Year Fiscal 2010
     Hingham, MA, October 5, 2010 — The Talbots, Inc. (NYSE: TLB) today announced that it will provide an update on the Company’s strategic initiatives, key growth opportunities, and three-year financial outlook at its 2010 Investor Meeting being held today in New York City. The Company also today provided an update on its third quarter and full year fiscal 2010 outlook.
     Trudy F. Sullivan, Talbots President and Chief Executive Officer, said, “We have made steady progress in turning around the Company over the past few years and we have established a strong track record of meeting our objectives. Looking forward, we will continue to build on our key initiatives and are expecting to capitalize on opportunities to generate strong top- and bottom-line growth. We are highly focused on the successful implementation of merchandise, marketing and in-store strategies that will enable us to acquire new customers and solidify our position with Talbots core customer. Further, we remain committed to operational excellence in all business execution and to ensuring we are delivering long-term shareholder value.”
     To highlight Talbots turnaround execution and future growth opportunities at the Investor Meeting, the Company’s brand, merchandising, marketing, real estate, supply chain, and information technology executives will discuss strategic initiatives in each of their business areas designed to enable Talbots to progress into a new stage of top- and bottom-line growth.
Three-Year Strategic Plan
     Talbots has embarked on the next phase of its turnaround plan initiated in 2007. Today, Talbots continues to implement its strategic initiatives with significant improvements in its brand position, merchandise, marketing, and operating and capital structure. Talbots updated strategic plan begins with the Company’s target customer, builds mechanisms to achieve growth, ensures Talbots has the right infrastructure and people to execute, and is expected to provide enhanced returns to shareholders.
The Company will focus on the following key areas:
•	Understanding and meeting the needs of the target customer.

•	Continuing to shift brand perception within the marketplace and with the consumer by investing in innovative marketing strategies.

•	Accelerating the current business momentum and driving growth across all channels of the business through merchandising, store productivity, and direct channel initiatives.

•	Driving operational excellence and discipline in all business execution through continued focus on inventory management and enhancements to the Company’s supply chain and IT systems.

•	Building a winning organization and culture.
Goals for Fiscal 2013
Based on successfully executing the Company’s three-year strategic plan, management is targeting the following by the end of 2013:
•	Total sales in the range of approximately $1.4 billion to $1.5 billion, which would represent a compounded annual growth rate (CAGR) of approximately 4% to 6% from expected 2010 results.

•	Gross margin to increase by approximately 450 bps to 500 bps from expected gross margin results in fiscal 2010.

•	Selling, general and administrative (SG&A) expenses to improve by approximately 100 bps to 150 bps from expected 2010 results. This would include an anticipated incremental marketing investment of approximately $60 million to $75 million for 2010 through 2013.

•	Adjusted operating income to be approximately 12% of sales, excluding special items.

•	Total capital expenditures to be approximately $60 million each year for the next three years to support strategic investments in store re-imaging, upscale outlet expansion, and information technology systems.

•	Rationalization of existing store base reflecting approximately 75 to 100 store closings. This will be achieved through optimization of lease expirations and lease renewal dates.

•	Cash flow from operations to increase to approximately $150 million in 2013.
Updated Outlook for Third Quarter and Full Year Fiscal 2010
     The Company reiterated its expectations for full year adjusted earnings per share from continuing operations in the range of approximately $0.84 to $0.92 per share, excluding special items. This compares to an adjusted loss per share from continuing operations of $0.10 reported last year. This anticipated result is based on an expected top-line sales increase of approximately 1% compared to the prior year period, which is below the Company’s previous expectation for an increase of approximately low single digits.
     For the third quarter of 2010, the Company has also reiterated its expectations for adjusted earnings per share from continuing operations in the range of approximately $0.22 to $0.28 per share, excluding special items, compared to last year’s adjusted earnings per share from continuing operations of $0.31 per share. This anticipated result is based on an expected top-line sales decrease of approximately low-single digits, which is lowered from its previously provided outlook of a top-line sales increase of approximately low-single digits.
     Ms. Sullivan concluded, “We are pleased with our overall first half performance and the successful launch in the third quarter of key initiatives, including an enhanced marketing campaign, segmentation strategy and store-reimage program. While customer traffic in our stores in the third quarter has been inconsistent, which is a reversal of the improving trends we saw in the first half of the year, sales in our direct business continue to trend positive quarter-to-date. That said, we do believe we are solidly positioned for the remainder of the fall as well as the upcoming holiday season. Further, we continue to have confidence that we have the right strategies in place to achieve long-term sustainable growth and profitability.”
     The above outlook for fiscal 2010 and fiscal 2013 is based on the Company’s internal assumptions and estimates, is subject to its accompanying forward-looking statement and is not a guarantee of future performance.
Investor Meeting Webcast Details
     Talbots Investor Meeting will begin at 8:30AM Eastern Time today and an audio webcast and presentations will be broadcast live via the Internet in the Investor Relations section of the Company’s website at http://www.thetalbotsinc.com. A replay of the audio webcast and presentations will be available in archived format following the meeting for a period of twelve months.
     The Talbots, Inc. is a leading specialty retailer and direct marketer of women’s apparel, shoes and accessories. At the end of the second quarter 2010, the Company operated 580 Talbots brand stores in 46 states, the District of Columbia, and Canada. Talbots brand on-line shopping site is located at www.talbots.com.

CONTACT:	The Talbots, Inc. Julie Lorigan Senior Vice President, Investor and Media Relations (781) 741-7775 FD Leigh Parrish and Evan Goetz Investor and Media Relations (212) 850-5651 or (212) 850-5639
Cautionary Statement and Certain Risk Factors to Consider
     In addition to the information set forth in this press release, you should carefully consider the risk factors and risks and uncertainties included in this Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as in this press release below.
     This press release contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “target,” “look,” “projected,” “believe,” “anticipate,” “outlook,” “will,” “would,” “should,” “potential” or similar statements or variations of such terms. All of the information concerning our strategic initiatives and short term and longer term financial expectations, future liquidity, future financial performance and results, future credit facilities and availability, future cash flows and cash needs, and other future financial performance and expectations or financial position, as well as our assumptions underlying such information, constitute forward-looking information. Our forward-looking statements are based on a series of expectations, assumptions, estimates and projections about the Company, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning our achievement of our strategic plan and existing and future initiatives, liquidity, internal plan, regular-price and markdown selling, operating cash flows, and credit availability for all forward periods. Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including the following risks and uncertainties:
•	the continuing material impact of the volatility in the U.S. economic environment and global economic uncertainty on our business, continuing operations, liquidity, financing plans, strategic and operating initiatives and financial results, including substantial negative impact on consumer discretionary spending and consumer confidence, substantial loss of household wealth and savings, the disruption and significant tightening in the U.S. credit and lending markets and potential long-term unemployment levels;

•	the ability to achieve our 2010-2013 strategic plan;

•	the risk in successfully implementing and achieving the benefits of store segmentation, store reimage, store rationalization, and all other existing and future initiatives in the periods or at the levels expected;

•	the risk in timely responding to changes in customer preferences and customer buying patterns;

•	risks associated with upscale outlets initiatives and roll-out;

•	the ability to accurately estimate and forecast future regular-price and markdown selling, operating cash flows and other future financial results and financial position;

•	the satisfaction of all borrowing conditions under our credit facility including accuracy of all representations and warranties, no events of default, absence of material adverse effect or change and all other borrowing conditions;

•	any lack of sufficiency of available cash flows and other internal cash resources to satisfy all future operating needs and other cash requirements;

•	the ability to access on satisfactory terms, or at all, adequate financing and sources of liquidity necessary to fund our continuing operations and strategic initiatives and to obtain further increases in our credit facilities as may be needed from time to time;

•	the impact of the current regulatory environment and financial systems reforms on our business, including new consumer credit rules;

•	the success and customer acceptance of our merchandise offerings;

•	the risks associated with our appointment of an exclusive global merchandise buying agent, including that the anticipated benefits and cost savings from this arrangement may not be realized or may take longer to realize than expected; and the risk that upon any cessation of the relationship, for any reason, we would be unable to successfully transition to an internal or other external sourcing function;

•	the ability to continue to purchase merchandise on open account purchase terms at existing or future expected levels and with acceptable payment terms and the risk that suppliers could require earlier or immediate payment or other security due to any payment concerns;

•	the risks and uncertainties in connection with any need to source merchandise from alternate vendors;

•	any impact to or disruption in our supply of merchandise including from any current and any future increased political or other unrest in various Asian countries which are our sources of merchandise supply or any other disruption in our ability to adequately obtain alternate merchandise supply as may be necessary;

•	the ability to successfully execute, fund and achieve the expected benefits of supply chain initiatives, anticipated lower inventory levels, cost reductions and all current and future strategic initiatives;

•	any significant interruption or disruption in the operation of our distribution facility or the domestic and international transportation infrastructure;

•	the risk that estimated or anticipated costs, charges and liabilities to settle and complete the transition and exit from and disposal of the J. Jill business, including both retained obligations and contingent risk for assigned obligations, may materially differ from or be materially greater than anticipated;

•	any future store closings and the success of and necessary funding for closing underperforming stores;

•	the ability to reduce spending as needed;

•	any negative publicity concerning the specialty retail business in general or our business in particular;

•	the risk of impairment of goodwill and other intangible and long-lived assets; and

•	the risks and uncertainties associated with the outcome of litigation, claims, tax audits, and tax and other proceedings and the risk that actual liabilities, assessments and financial impact will exceed any estimated, accrued or expected amounts or outcomes.
     All of our forward-looking statements are as of the date of this press release only. In each case, actual results may differ materially from such forward-looking information. The Company can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of or any material adverse change in one or more of the risk factors or risks and uncertainties referred to in this press release or included in our periodic reports filed with the Securities and Exchange Commission could materially and adversely affect our continuing operations and our future financial results, cash flows, prospects, and liquidity. Except as required by law, the Company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances affecting such forward-looking statements occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. Any public statements or disclosures by us following this release which modify or impact any of the forward-looking statements contained in this release will be deemed to modify or supersede such statements in this release.
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SEC Regulation G
Third quarter 2010, full year 2010 and 2013 Outlook and Financial Targets, GAAP to non-GAAP (“adjusted”) reconciling information
The Company’s outlook for the third quarter 2010 and full year 2010 and financial targets for 2013 exclude the impact of merger-related costs, restructuring charges, impairment charges, the change in tax estimate and the impact of the store re-image initiative. At this time, the Company cannot reasonably estimate the impact that restructuring charges, impairment charges and the store re-image initiative will have on operating income and income from continuing operations during these periods. Merger-related costs for the third quarter 2010 and full year 2010 are anticipated to be approximately $1.2 million and $29.3 million, respectively. The Company does not expect to incur merger-related costs in 2013. The Company also does not expect any similar additional tax items in the forward-looking periods, and the full year 2010 impact of the second quarter change in estimate is anticipated to be $5.5 million.
The following historical non-GAAP information is referenced in management’s comments on the third quarter 2010 and full year 2010 outlook.

	For the 52 weeks ended		For the 13 weeks ended
	January 30, 2010		October 31, 2009
	Amounts in thousands except per share amounts
(Loss) income from continuing operations	$(25,308)	$(0.47)	$15,464	$0.28
Merger-related costs	8,216	0.15	—	—
Restructuring charges	10,273	0.19	389	0.01
Impairment of store assets	1,351	0.03	1,320	0.02

Adjusted (loss) income from continuing operations	(5,468)	(0.10)	17,173	0.31